                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                   OTHER WHOLLY-OWNED DIRECT OR
                                                                                                   INDIRECT SUBSIDIARIES OF ITT
                                                                                                       CARRYING ON THE SAME
                                                                                                         LINE OF BUSINESS
                                                                                                      AS NAMED SUBSIDIARIES
                                                                                 PERCENTAGE      --------------------------------
                                             JURISDICTION                         OF VOTING        OPERATING       OPERATING IN
                                               IN WHICH                          SECURITIES          IN THE           FOREIGN
                  NAME                        ORGANIZED         PARENT              OWNED        UNITED STATES       COUNTRIES
- -----------------------------------------   --------------      -------------  ---------------   --------------   ---------------
ITT Corporation ("ITT")..................   Delaware            --                     --               --               --
  First State Insurance Company..........   Connecticut         ITT                   100                2               --
  International Standard Electric
    Corporation
    ("ISEC").............................   Delaware            ITT                   100               --               --
    ITT Delaware Investments, Inc. ......   Delaware            ISEC                  100               --               --
    ITT Flygt AB.........................   Sweden              ISEC                  100                1               15
    ITT Gesellschaft fur
        Beteiligungen mbH ("ITTG").......   Germany             ISEC                  100               --               12
      Deutsche ITT Handelsgesellschaft
        mbH..............................   Germany             ITTG                  100               --                5
      ITT Automotive Europe GmbH.........   Germany             ITTG                  100               --                4
      ITT Reiss International GmbH.......   Germany             ITTG                  100               --                1
      Transatlantische Beteiligungs AG...   Germany             ITTG                  100               --                3
    ITT World Directories Enterprises,
      Inc. ("ITTWDE")....................   Delaware            ISEC                  100               --               --
      ITT World Directories Inc..........   Delaware            ITTWDE                 80                2               13
  ITT Canada Limited ("Canada")..........   Canada              ITT                   100               --                1
    ITT Industries of Canada Limited.....   Canada              Canada                100               --                1
  ITT Communications and Information
    Services, Inc........................   Delaware            ITT                   100               --               --
  ITT Federal Services Corporation.......   Delaware            ITT                   100                7                3
  ITT Financial Corporation ("ITTFC")....   Delaware            ITT                   100               79                7
    Computer & Equipment Leasing
      Corporation ("CELCO")..............   Wisconsin           ITTFC                 100               --               --
      ITT Federal Bank, f.s.b............   U.S.                CELCO                 100                1               --
      ITT Residential Capital Corporation
        ("ITTRC")........................   Delaware            CELCO                 100               --               --
        ITT Residential Capital Servicing
          Corporation....................   California          ITTRC                 100               --               --
    ITT Business Services Corporation
        ("ITTBSC").......................   Missouri            ITTFC                 100                1               --
      ITT Commercial Finance Corp........   Nevada              ITTBSC                100               --               --
    ITT Consumer Financial Corporation
      ("ITTCFC").........................   Delaware            ITTFC                 100                3               --
      Aetna Finance Company..............   Delaware            ITTCFC                100               --               --
    ITT Lyndon Life Insurance Company....   Missouri            ITTFC                 100               --               --
    ITT Lyndon National Life Insurance
      Company............................   Missouri            ITTFC                 100               --               --
    ITT Lyndon Property Insurance
      Company............................   Missouri            ITTFC                 100               --               --
    Lyndon Insurance Company.............   Wisconsin           ITTFC                 100               --                1
  ITT Hartford Group, Inc. ("HGI").......   Delaware            ITT                   100               --               --
    Hartford Fire Insurance Company
      ("Hartford").......................   Connecticut         HGI                   100                7                9
      Hartford Accident & Indemnity
        Company
        ("HAI")..........................   Connecticut         Hartford              100                1               --
        Hartford Life and Accident
          Insurance Company ("HLAI").....   Connecticut         HAI                   100               --               --
          Hartford Life Insurance Company
            ("HLIC").....................   Connecticut         HLAI                  100                1               --
            ITT Hartford Life and Annuity
              Insurance Company..........   Wisconsin           HLIC                  100               --               --
      Hartford International Insurance
        Company
        ("HIIC").........................   Delaware            Hartford              100                1               --
        Hartford International Insurance
          Company
          SANV...........................   Belgium             HIIC                  100               --               --
        London & Edinburgh Insurance
          Group,
          Limited........................   England             HIIC                  100               --                3
        Zwolsche Algemeene N.V...........   Netherlands         HIIC                  100               --                3
  ITT Industries, Inc....................   Delaware            ITT                   100               --               --
  ITT Investment Holdings Inc.
    ("ITTIH")............................   Delaware            ITT                   100               --               --
    ITT Resource Development Corporation
      ("ITTRDC").........................   Delaware            ITTIH                 100                2               --
      Carbon Industries, Inc.............   West Virginia       ITTRDC                100               16               --
      ITT Community Development
        Corporation......................   Delaware            ITTRDC                100               37               --
  ITT Lester Industries, Inc.............   Ohio                ITT                   100               --               --
  ITT Sheraton Corporation...............   Delaware            ITT                   100               68               28

Note: The names of some consolidated wholly-owned subsidiaries of ITT carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.